SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	June 5, 2001
A. M. CASTLE & CO. (Exact Name of Registrant as Specified in Its Charter)
Maryland (State or Other Jurisdiction of Incorporation)
1-05415	36-0879160
(Commission File Number)	(I.R.S. Employer Identification No.)

3400 North Wolf Road, Franklin Park, IL	60131
(Address of Principal Executive Offices)	(Zip Code)
(847) 455-7111
(Registrant's Telephone Number, Including Area Code)

Item 5. Other Events

On June 5, 2001, the Registrant changed its state of incorporation from Delaware to Maryland. The reincorporation was approved by a majority of the Registrant's stockholders, voting in person or by proxy, at the Registrant's Annual Meeting held on April 26, 2001. The reincorporation was accomplished by merging the Registrant with and into its wholly owned subsidiary, Castle Merger, Inc., a Maryland corporation, with Castle Merger, Inc. surviving. In connection with the merger, Castle Merger, Inc. changed its name to A. M. Castle & Co. Each share of common stock without par value of the Delaware company was converted into a share of common stock, par value $.01 per share, of the surviving entity. Pursuant to Rule 414 under the Securities Act of 1933, as amended, the Registrant's registration statement on Form S-3, File No. 333-02519, is deemed a registration statement of A. M. Castle & Co., a Maryland corporation, as the successor to the Delaware corporation. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended, the common stock, par value $0.01 per share, of the Registrant issued pursuant to the merger is deemed registered under Section 12(b) of that Act.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
(c)	Exhibits.

Exhibit No.	Document Description

3	Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. Castle & Co.
Dated: June 19, 2001	By: /s/ G. Thomas McKane G. Thomas McKane President and Chief Executive Officer